                                                                    EXHIBIT 23.1

Source Interlink Companies, Inc.
Bonita Springs, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated April 12, 2004, relating to the consolidated financial statements and financial statement schedule of Source Interlink Companies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2004.


/s/ BDO SEIDMAN, LLP

Chicago, Illinois
August 30, 2004